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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



           We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-00151, 333-33298, 333-34674) and Form S-8 (Nos. 2-87754; 33-20027; 33-28609; 33-45453; 33-48239; 33-55814;
33-61441; 33-61445; 333-08721; 333-45307; 333-59841; 333-61163; 333-66891;
333-86863; 333-86869; 333-53102 and 333-53104) of Legg Mason, Inc. and
Subsidiaries of our report dated May 3, 2001, except for Note 17, as to which the date is May 31, 2001 relating to the financial statements, which appear in this Form 10-K. We also consent to the incorporation by reference of our report dated May 3, 2001, except for Note 5, as to which the date is May 31, 2001 relating to the financial statement schedules, which appears in this Form 10-K.


                                                  /s/ PRICEWATERHOUSECOOPERS LLP
                                                  ------------------------------



PricewaterhouseCooopers LLP
Baltimore, Maryland
June 20, 2001